INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders

Systeam Italy SpA

Denver, Colorado

We have audited the accompanying balance sheet of Systeam Italy SpA as of December 31, 2006, and the related statement of operations, stockholders’ deficit and cash flows for the year then ended and from the period of inception (February 9, 2005) to December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Systeam Italy SpA as of December 31, 2006, and the results of their operations and their cash flows for the year then ended and the statement of operations from the period of inception (February 9, 2005) to December 31, 2005 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has experienced circumstances which raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Ehrhardt Keefe Steiner & Hottman PC

September 4, 2007

Denver, Colorado

SYSTEAM ITALY SpA

BALANCE SHEETS

	March 31, 2007	December 31, 2006
ASSETS	(unaudited)

Cash and cash equivalents	$ 11,316	$ 25,948
Accounts receivable (net of allowance of $168,856)	1,487,397	2,120,078
Unbilled fees and costs	188,656	135,814
Other current assets	87,058	66,809
Due from parent company	2,504,720	2,504,720
Total current assets	4,279,147	4,853,369

Fixed assets (net of accumulated depreciation of $40,366
and $37,013 respectively)	80,410	71,296
Deposit on lease and other long term assets	92,501	74,751

TOTAL ASSETS	$ 4,452,058	$ 4,999,416

LIABILITIES AND STOCKHOLDERS' DEFICIT

LIABILITIES
Accounts payable	$ 1,014,894	$ 781,528
Accrued expenses	5,848,603	5,433,229
Short-term borrowings	564,532	769,674
Deferred revenue	1.558,586	1.806,654
Notes payable to related party	1,385,416	1,000,000
Total current liabilities	10,372,031	9,791,085

Total liabilities	10,372,031	9,791,085

STOCKHOLDERS' DEFICIT
Common stock (1 Euro par value, 500,000 shares
authorized, issued, and outstanding)	648,350	648,350
Additional paid-in-capital	(1,478,177)	(1,478,177)
Accumulated deficit	(4,624,520)	(3,589,376)
Accumulated other comprehensive income	(465,626)	(372,466)
Total stockholders' deficit	(5,919,973)	(4,791,669)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$ 4,452,058	$ 4,999,416

See accompanying notes to financial statements.

SYSTEAM ITALY SpA

STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS

	Three months ended March 31,
	2007 (unaudited)	2006 (unaudited)	For the Year Ended December 31, 2006	Period from 2/9/2005 (Inception) Through 12/31/2005

Revenues	$ 332,064	$ 340,671	$ 1,543,569	$ 1,854,154
Services provided to parent company	-	358,923	3,323,489	806,311
Total Revenue	332,064	699,594	4,867,058	2,660,465
Operating expenses
Direct cost of non-related party revenues	220,070	109,616	360,849	810,482
Operating expenses	1,116,709	997,187	5,988,744	3,341,048
Total costs and expenses	1,336,779	1,106,803	6,349,593	4,151,530

Operating loss	(1,004,715)	(407,209)	(1,482,535)	(1,491,065)

Other expense
Interest expense	30,429	2,869	51,200	19,475

Loss before income tax provision	(1,035,144)	(410,079)	(1,533,735)	(1,510,540)

Income tax benefit (provision)	-	68,823	(371,590)	(173,511)

Net loss	(1,035,144)	(341,255)	(1,905,325)	(1,684,051)
Foreign currency translation adjustments	(93,160)	(51,356)	(489,968)	117,502
Comprehensive loss	$ (1,128,304)	$ (392,611)	$ (2,395,293)	$ (1,566,549)

See accompanying notes to financial statements.

SYSTEAM ITALY SpA

 STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

For the Three-Month Period Ended March 31, 2007 (unaudited) and the Year Ended December 31, 2006 and the Period from February 9, 2005 (Inception) through December 31, 2005

					Accumulated Other	Total
	Common Stock		Additional	Accumulated	Comprehensive	Stockholders'
Description	Shares	Amount	Paid - In Capital	Deficit	Income (Loss)	Deficit

Balance, February 9, 2005 (Inception)	-	$ -	$ -	$ -	$ -	$ -

Assets and liabilities contributed by parent	500,000	648,350	(1,478,177)	-	-	(829,827)

Net loss for the period from February 9, 2005
(inception) through December 31, 2005	-	-	-	(1,684,051)	-	(1,684,051)

Foreign currency translation adjustments	-	-	-	-	117,502	117,502

Balance, December 31, 2005	500,000	648,350	(1,478,177)	(1,684,051)	117,502	(2,396,376)

Net loss for the year ended December 31, 2006	-	-	-	(1,905,325)	-	(1,905,325)

Foreign currency translation adjustments	-	-	-	-	(489,968)	(489,968)

Balance, December 31, 2006	500,000	648,350	(1,478,177)	(3,589,376)	(372,466)	(4,791,669)

Net loss for the quarter ended March 31, 2007	-	-	-	(1,035,144)	-	(1,035,144)

Foreign currency translation adjustments	-	-	-	-	(93,160)	(93,160)

Balance, March 31, 2007	500,000	$ 648,350	$ (1,478,177)	$ (4,624,520)	$ (465,626)	$ (5,919,973)

See accompanying notes to financial statements.

SYSTEAM ITALY SpA

STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2007 (unaudited)	2006 (unaudited)	For the Year Ended December 31, 2006	Period from February 9, 2005 (Inception) Through December 31, 2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (1,035,144)	$ (341,255)	$ (1,905,325)	$ (1,684,051)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Amortization and depreciation	3,353	2,334	11,267	23,587
Allowance for doubtful accounts	-	81,457	168,856	-
Changes in assets and liabilities:
Accounts receivable and due from parent	629,109	122,023	1,335,791	(789,374)
Unbilled fees and costs	(52,842)		(135,814)
Other current assets	(19,241)	(1,274)	(6,056)	(29,565)
Accounts payable	221,939	(55,342)	22,452	384,886
Accrued expenses	354,810	389,085	2,369,855	1,534,910
Deferred revenue	(248,068)	27,298	(746,650)	392,011
Deposit on lease and other long-term assets	(16,708)	-	-	(69,269)
Total adjustments	872,352	566,581	3,019,701	1,447,186

Net cash generated (used) in operating activities	(162,792)	224,326	1,114,376	(236,865)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of fixed assets	(11,609)	(4,696)	(27,735)	(34,241)

Net cash used in investing activities	(11,609)	(4,696)	(27,735)	(34,241)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from short-term borrowings	874,831	531,696	2,262,364	323,471
Proceeds from notes payable to related party	385,000	-	1,000,000	-
Payment of short-term borrowings	(1,083,988)	(833,375)	(1,862,178)	-
Due from Parent	-	-	(2,504,720)	-

Net cash provided by financing activities	175,843	(301,679)	(1,104,534)	323,471

Effect of exchange rate changes on cash and cash equivalents	(16,074)	1,339	(42,065)	(5,364)

NET INCREASE (DECREASE) IN CASH
AND CASH EQUIVALENTS	(14,632)	(80,710)	(59,958)	47,005

CASH AND CASH EQUIVALENTS -
BEGINNING OF PERIOD	25,948	85,906	85,906	38,901

CASH AND CASH EQUIVALENTS -
END OF PERIOD	$ 11,316	$ 5,196	$ 25,948	$ 85,906

SUPPLEMENTAL SCHEDULE OF CASH PAID FOR:
Interest	$ 11,747	$ 11,403	$ 47,648	$ 19,475
Income taxes	$ -	$ -	$ -	$ -

See accompanying notes to financial statements.

Systeam Italy SpA

Notes to the Financial Statements

1.  BACKGROUND AND BASIS OF PRESENTATION

Systeam Italy SpA (the “Company”) was incorporated in Rome, Italy on February 9, 2005 by SysteamUS, Inc (“SysteamUS”).   On March 31, 2005, certain transactions were effected pursuant to which SysteamUS transferred certain assets and liabilities associated with its data retention security software business (the “Business”) from its wholly-owned subsidiary, Systeam SpA, to the Company. The transaction included the transfer of management, technical and sales employees associated with the Business and certain customer relationships. The intellectual property associated with the data retention software was retained by SysteamUS. Because the transaction was between entities under common control, the Company’s assets and liabilities at inception have been reported for financial reporting purposes at Systeam SpA’s net book value. The net book value of the assets and liabilities transferred to the Company was a net deficit of $829,827.

On December 7, 2006, the Company entered into a Limited Assets Purchase Agreement by and between Intelligentias, Inc., SysteamUS and the Company, whereby Intelligentias, Inc. paid SysteamUS $5,850,000 to acquire all of SysteamUS’ right, title and interest in and to its intangible assets associated with the data retention software.

2.  GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred cumulative net losses and operational cash outflows since inception.  The Company’s ability to service its debt, and to fund working capital, capital expenditures and business development efforts will depend on its ability to generate cash from operating activities which is subject to, among other things, its future operating performance, as well as to general economic, financial, competitive, legislative, regulatory and other conditions, some of which may be beyond its control. If the Company fails to generate sufficient cash from operations, it will need to raise additional equity or borrow additional funds to achieve its objectives. There can be no assurance that the Company will generate sufficient revenues or that equity or borrowings will be available or, if available, will be at rates or prices acceptable to the Company. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Significant estimates have been used by management in conjunction with the measurement of the valuation allowance relating to deferred tax assets and future cash flows associated with long-lived assets. Actual results could differ from those estimates.

Unaudited Interim Financial Information

The unaudited consolidated interim financial information as of March 31, 2007 and for the three-month periods ended March 31, 2007 and 2006 have been prepared by the Company using accounting principles consistent with the audited financial information for the years ended December 31, 2006 and 2005.  The Company has made all normal, recurring adjustments it believes are necessary to present fairly, in all material respects, the unaudited interim financial information.

Systeam Italy SpA

Notes to the Financial Statements

Cash and Cash Equivalents

For financial statement presentation purposes, the Company considers short-term, highly liquid investments with original maturities of three months or less to be cash and cash equivalents.

Concentrations of Credit Risk

The Company grants credit in the normal course of business.  The Company periodically performs credit analyses and monitors the financial condition of its major customers to reduce credit risk.  One customer comprised 73%, 34% and 62% of the Company’s revenues for the three months ended March 31, 2007 and 2006 (unaudited) and the year ended December 31, 2006, respectively. Two customers comprised 48% of the Company’s revenues for the year ended December 31, 2005. Additionally, the same customer comprised 32% and 73% of the Company’s accounts receivables at March 31, 2007 (unaudited), and December 31, 2006, respectively.

Accounts Receivable

Receivables are shown at their expected realizable value.  This is determined by adjusting the nominal value of the receivables for an allowance for bad debt which is calculated by assessing the risk of loss, generally and for each receivable, considering general and industry conditions as well as customer history and creditworthiness. The losses ultimately incurred could differ materially in the near term from the amounts estimated in determining the allowance.

Fixed Assets

Fixed assets are stated at cost less accumulated depreciation. Depreciation is recorded on a straight-line basis over the shorter of the contractual lives or estimated useful lives of the assets ranging from three to five years. Depreciation and amortization expense was $11,267 and $23,587 for the years ended December 31, 2006 and 2005, respectively, and $3,353 and $2,334 for the three months ended March 31, 2007 and 2006, respectively.

The Company reviews its fixed assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recovered.  The Company looks primarily to undiscounted future cash flows in its assessment of whether or not fixed assets have been impaired.

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, including cash and cash equivalents, accounts payable, accrued expenses, short-term debt and notes payable to related party approximate their fair values based on their short-term nature.

Revenue Recognition

The Company derives its revenue from sales of software licenses, installation, customer support and consulting services. The Company has historically been contracted to perform installation services on every software license sale and certain software license sales also include Customer Support agreements. Customer Support agreements vary and may provide customers with rights to unspecified software updates, maintenance releases and patches released during the term of the support period, telephone support, and support personnel during the term of the support period. The Company does not have standard pricing associated with its Customer Support agreements due to the varying nature of the services provided.

Systeam Italy SpA

Notes to the Financial Statements

We recognize revenue pursuant to the requirements of American Institute of Certified Public Accountants  Statement of Position 97-2, “Software Revenue Recognition”, as amended. The Company has not yet established vendor specific objective evidence (“VSOE”) for the fair value of the software license, installation and customer support elements. As a result, the Company recognizes all revenue for multiple element arrangements ratably over the period of installation and customer support, typically 3 to 24 months.

Revenues for consulting services are generally recognized as the services are performed. If there is a significant uncertainty about the project completion or receipt of payment for the consulting services, revenue is deferred until the uncertainty is sufficiently resolved. Consulting services primarily comprise integrating and customizing software previously installed to address changes in a customer’s needs or information systems environment.

Software Development Costs

Research and development expenditures are charged to operations as incurred. SFAS No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed, requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on the Company’s software development process, technological feasibility is established upon completion of a working model, which also requires certification and extensive testing. Costs incurred by the Company between completion of the working model and the point at which the product is ready for general release historically have been immaterial.

Foreign Currency Translation

The Company operates outside the United States and its local currency is its functional currency. The functional currency is translated into U.S. dollars for balance sheet accounts using the period end rates in effect as of the balance sheet date and the average exchange rate for revenue and expense accounts for each respective period. The translation adjustments are deferred as a separate component of stockholders' equity, within other comprehensive loss, net of tax where applicable. Gains or losses resulting from transactions denominated in currencies other than the Company’s functional currency are included in selling, general and administrative expenses within the statements of operations.

Income Taxes

The Company provides for income taxes based on the provisions of SFAS No. 109, Accounting for Income Taxes, which, among other things, requires that recognition of deferred income taxes be measured by the provisions of enacted tax laws in effect at the date of financial statements.

Recently Issued Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements," which enhances existing guidance for measuring assets and liabilities at fair value. SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosure about fair value measurements. SFAS No. 157 is effective for the Company beginning in 2007. The Company is currently assessing the impact of the adoption of SFAS No. 157, but does not expect that it will have a significant impact on its financial position or results of operations.

In September 2006, the SEC issued Staff Accounting Bulletin ("SAB") No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements." SAB No. 108 requires that companies utilize a "dual-approach" to assessing the quantitative effects of financial statement misstatements. The dual approach includes both an income statement focused and balance sheet focused assessment. SAB No. 108 is applicable beginning in 2007. The Company is currently assessing the impact of the adoption of SAB No. 108, but does not expect that it will have a significant impact on its financial position or results of operations.

Systeam Italy SpA

Notes to the Financial Statements

In June 2006, the FASB issued FIN No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109." This Interpretation prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. FIN No. 48 is effective for the Company beginning in 2007. The Company is currently assessing the impact of the adoption of FIN No. 48, but does not expect that it will have a significant impact on its financial position or results of operations.

4.  ACCRUED LIABILITIES

Accrued liabilities consist of the following:

	March 31, 2007 (unaudited)	December 31, 2006
Withholding taxes payable	$ 1,563,137	$ 1,380,840
Tax penalties & interest	1,147,678	1,058,085
Termination indemnity	823,115	855,663
Social security taxes payable	1,031,123	824,543
Income taxes payable	583,606	577,829
Accrued wages & benefits	550,997	576,935
Value added tax (VAT)	91,013	138,468
Other	57,934	20,866
	$ 5,848,603	$ 5,433,229

Included in accrued liabilities are tax penalties and interest related to certain employee withholding taxes, social security taxes, income taxes and VAT that are past due as of each balance sheet date.

The termination indemnity of $823,115 and $855,663 at March 31, 2007 and December 31, 2006, respectively, relates to amounts withheld from employees that are payable to employees if they are terminated by the Company.  Such amounts do not accrue interest and are based solely on the amounts withheld by the Company.

5.  STOCKHOLDERS’ DEFICIT

The Company was formed through the issuance of 500,000, one-Euro par value common stock. As noted in Note 1 “Background and Basis of Presentation”, because the transaction was between entities under common control, the Company’s assets and liabilities at inception have been reported for financial reporting purposes at Systeam SpA’s historical basis. The net stockholders’ deficit at inception equals the net liability transferred to the Company of $829,827.

6.  SHORT-TERM BORROWINGS, COMMITMENTS AND CONTINGENCIES

Short-term borrowings consist of the following:

	March 31, 2007 (unaudited)	December 31, 2006
7.45% fixed-rate credit facility, collateralized by certain accounts receivable	$ 103,732	$ 249,975
7.50% fixed-rate credit facility, collateralized by certain accounts receivable	119,424	176,815
8.00% fixed-rate debt, collateralized by certain accounts receivable	208,026	210,854
5.64% fixed-rate bank borrowing	133,350	132,030
	$ 564,532	$ 769,674

Systeam Italy SpA

Notes to the Financial Statements

The 7.45%, 7.50% and 8.00% fixed-rate credit facilities are collateralized by a security interest in certain accounts receivables of the Company. Borrowings are based on a percentage of eligible accounts receivable and mature on the due date of the underlying accounts receivable, all within 12 months of the respective balance sheet dates.

Principal and interest related to the 5.64% fixed-rate borrowing are payable monthly from April until the final maturity date in December 2007.

Operating Leases

The Company leases office space under an operating lease expiring in March 2011.  This lease is cancelable at the option of the Company with six months’ notice. Future minimum lease payments under this lease was $151,800 at December 31st, 2006. Rent expense for the three months ended March 31, 2007 and 2006 (unaudited) was approximately $75,000 and for the year ended December 31, 2006 and the period from February 9, 2005 (inception) to December 31, 2005 was $281,395 and $216,660, respectively.  The Company paid a refundable deposit of approximately $75,000 in connection with this lease.

7.  PROVISION FOR INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  The Company’s primary temporary differences related to the timing of revenue recognition.  The related deferred tax asset has been fully impaired due to the uncertainty of its realization due to changes in control of the Company and recent losses from operations.

During 2006 and 2005, the Company provided for income tax expense although they had significant loss for financial reporting purposes.  The income tax expense is due to significant permanent differences related to the treatment of transactions with SysteamUS under Italian tax law.  These transactions have been eliminated for financial reporting purposes.

8.  RELATED PARTY TRANSACTIONS

As described in Note 1, “Background and Basis of Presentation”, on December 7, 2006, certain transactions were effected pursuant to an agreement among Intelligentias, Inc., SysteamUS, Inc. and Systeam Italy, SpA.   In December 2006, Intelligentias, Inc. loaned a total of $1,000,000 to the Company bearing interest at 7% per annum and maturing in December 2007. In January, March and May 2007, Intelligentias, Inc. loaned $100,000, $285,000 and $300,000, respectively, to the Company. The loans bear interest at 7% per annum and mature in one year. Interest expense for the year ended December 31, 2006 and the three months ended March 31, 2007 was $3,733 and $19,047, respectively.

During 2005 and 2006, the Company provided certain services to its parent company, SystemUS totaling $806,311 and $3,323,489.

9.  SUBSEQUENT EVENTS

On June 7, 2007, all of the outstanding common stock of the Company was acquired by Intelligentias, Inc. from SysteamUS.